UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

AdTheorent Holding Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

ADTHEORENT HOLDING COMPANY, INC.

330 Hudson Street, 13th Floor

New York, New York 10013

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 25, 2022

To All Stockholders of AdTheorent Holding Company, Inc.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of AdTheorent Holding Company, Inc., a Delaware corporation (“we” or the “Company”), will be held virtually over the internet using the link, www.virtualshareholdermeeting.com/ADTH2022, on May 25, 2022 at 9:00 a.m., EST, for the following purposes.

1.	To re-elect the following three directors to Class I of the Board of Directors (“Board”): Ben Tatta, John Black and Danielle Qi.

2.

To ratify the Company’s appointment of BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022 (the “Auditor Proposal”); and

3.	To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record as of the close of business on April 4, 2022, the date fixed by the Board as the record date for the meeting, are entitled to notice of, and to vote at, the meeting. As a result of the coronavirus (COVID-19) outbreak, the Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Stockholders will have the same rights and opportunities to participate in our virtual annual meeting as they would at an in-person meeting. For more information on our virtual annual meeting, including details on how to attend the meeting, see the instructions under “Instructions for the Virtual Annual Meeting” on page 1 of this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of Common Stock you own, please vote as soon as possible. We urge you to date, sign and return the proxy card in the envelope provided to you, or to use the telephone or Internet method of voting described on your proxy card, even if you plan to attend the Annual Meeting, so that if you are unable to attend the Annual Meeting, your shares can be voted. Any stockholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the President of the Company so that it is received no later than 5:00 p.m., EST on May 24, 2022; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card to the President of the Company so that it is received no later than 5:00 p.m., EST on May 24, 2022; or (iii) attending the Annual Meeting virtually and voting thereat the shares represented by such proxy card. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated

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proxy cards or written notices revoking a proxy card should be sent to AdTheorent Holding Company, Inc., 330 Hudson Street, 13th Floor New York, New York 10013, Attention: James Lawson, Chief Executive Officer. If you hold shares of Common Stock in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

Please read carefully the enclosed Proxy Statement, which explains the proposals to be considered by you and acted upon at the Annual Meeting.

The Board has fixed the close of business on April 4, 2022 as the record date for the determination of holders of record of Common Stock entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders of record of the Company as of the record date will remain open for inspection during the Annual Meeting until the closing of the polls thereat.

If you have any questions about the procedures for admission to the Annual Meeting, please contact April Scee, Investor Relations at AdTheorentIR@icrinc.com or (646) 277-1219.

April 12, 2022	By Order of the Board of Directors,

/s/ James Lawson

James Lawson
Chief Executive Officer

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

This Proxy Statement, the form of proxy card, our 2021 Annual Report to Stockholders and our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, are available to you on our website at www.adtheorent.com. Stockholders may also obtain a copy of these materials by writing to AdTheorent Holding Company, Inc., 330 Hudson Street, 13th Floor New York, New York 10013, Attention: Secretary. Upon payment of a reasonable fee, stockholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for our fiscal year ended December 31, 2021.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did you send me this proxy statement?

We sent you this proxy statement because the Board is soliciting your proxy to vote at the Annual Meeting to be held on May 25, 2022, at 9:00 a.m. Eastern Time and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 4, 2022. On the record date, there were 85,743,994 shares of common stock outstanding. Each share of common stock is entitled to one vote on each proposal. We do not have cumulative voting rights for the election of directors.

How many shares must be present to conduct the Annual Meeting?

We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when the holders of a majority in voting power of shares of common stock of the Company issued and outstanding and entitled to vote at the meeting is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.

What matters are to be voted on at the Annual Meeting?

The agenda for the Annual Meeting is to:

1.	elect three director nominees;

2.	ratify the retention of BDO as our independent registered public accounting firm for 2022; and

3.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election of each of our director nominees named in this proxy statement; and

2.	FOR the ratification of the retention of BDO as our independent registered public accounting firm for 2022.

How do I vote at the Annual Meeting?

Stockholders of record, who hold shares registered in their names, can vote by:

Internet www.proxyvote.com	Calling 1-800-690-6903 Toll-free from the U.S. or Canada	Mail Return the signed proxy card

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. on May 24, 2022.

Stockholders of record and beneficial stockholders may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number.

Beneficial owners, who own shares through a bank, brokerage firm, or other nominee, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker, or other nominee. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

Even if you plan to participate in our Annual Meeting via virtual web conference, please cast your vote as soon as possible.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement and FOR the ratification of the retention of our independent registered public accounting firm.

As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

During the Annual Meeting, a list of stockholders entitled to vote will be available for examination at www.virtualshareholdermeeting.com/ADTH2022. The list will also be available for 10 days prior to the Annual Meeting at our principal executive office at the address listed above.

What does it mean if I receive more than one Notice?

You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).

May I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy by telephone, Internet or mail or by voting your shares electronically on the virtual meeting platform at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting electronically on the virtual meeting platform.

What vote is required to elect directors and approve the other matters described in this proxy statement?

The director nominees must receive the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

For the ratification of the retention of BDO as our independent registered public accounting firm (Proposal No. 2), the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Accordingly, abstentions will have the effect of a negative vote on Proposal No. 2. Absent specific instructions on Proposal No. 2, brokers are permitted to exercise voting discretion with respect to such proposal. For additional information about broker non-votes see “How do I vote if my bank or broker holds my shares in ‘street name’?”

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How do I vote if my bank or broker holds my shares in “street name”?

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 (ratification of auditors)), but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposal No. 1 (director elections)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 1, your shares will not be voted on such proposal. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposal. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.

Who pays for the Company’s solicitation of proxies?

The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to AdTheorent Holding Company, Inc. 330 Hudson Street, 13th Floor New York, New York 10013, Attention: Secretary.

How do I participate in the Annual Meeting?

We are hosting the Annual Meeting through a virtual web conference. You will not be able to attend the meeting in person. You will be able to attend the virtual annual meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ADTH2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Online check-in will be available beginning at 8:30 a.m. Eastern Time. Please allow ample time for the online check-in process. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.

As part of the Annual Meeting, we will hold a question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/ADTH2022. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Are there rules of conduct for the Annual Meeting?

Yes, the rules of conduct for the Annual Meeting will be available by visiting www.virtualshareholdermeeting.com/ADTH2022. The rules of conduct will provide information regarding the rules and procedures for participating in the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company has three classes of directors. The term of each directorship is three years so that one class of directors is elected each year. All directors are elected for three-year terms and until their successors are duly elected and qualified.

Upon the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated the following current directors to stand for re-election to the Board as Class I directors for a three-year term ending at the annual meeting of stockholders in 2025 or until their successors, if any, are elected or appointed:

•	Ben Tatta,

•	John Black

•	Danielle Qi

Our Second Amended and Restated Certificate of Incorporation (“Charter”) and Amended and Restated Bylaws (“Bylaws”) provide for the annual election of directors. As described below under “Certain Relationships and Related Transactions,” pursuant to our Stockholder’s Agreement, H.I.G. currently has the right to nominate four (4) directors to our Board. Mr. Black and Ms. Qi were nominated by H.I.G. Each director nominee must receive the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting. Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees.

The Board of Directors has no reason to believe that any of the nominees will not serve if elected. However, if any nominee becomes unavailable to serve as a director, the Company representatives named on the proxy card will have discretion and authority to vote for another nominee proposed by our Board unless you submit a proxy withholding your vote from the nominee being substituted. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Biographical information relating to each of the director nominees is set forth below under “Management” and incorporated by reference herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS.

MANAGEMENT

Information about Executive Officers and Directors of the Company

Our directors and executive officers and their ages (as of April 12, 2022) are as follows:

Name	Age	Position
Executive Officers:
James Lawson	49	Chief Executive Officer and Director
Charles Jordan	58	Chief Financial Officer, Secretary and Vice President
Andrew L. Anderson	52	Chief Technology Officer
Bill Todd	49	Chief Revenue Officer
Non-Employee Directors:
Eric Tencer(1)	43	Chairperson and Director
Richard Boghosian	34	Director
Danielle Qi	37	Director
John Black(2)	58	Director
Zia Uddin(3)	50	Director
Ben Tatta(1)(3)	56	Director
Vineet Mehra(2)	43	Director
Kihara Kiarie(3)	47	Director

(1)	Member of the Compensation Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Audit Committee

Executive Officers

James Lawson is currently the Chief Executive Officer and a member of the Board. Mr. Lawson has served as a member of the board of directors of Legacy AdTheorent (as defined below) since its inception in February 2012. From February 2012 to December 2017, Mr. Lawson served as a Managing Partner and Chief Legal Officer of Legacy AdTheorent. Prior to becoming Chief Executive Officer in January 2019, Mr. Lawson served as Chief Operating Officer and General Counsel from January 2018 to December 2018. Mr. Lawson previously served on the board of directors of Barometric from April 2018 to November 2018. Mr. Lawson has been a member of the Board of Mogility Capital, LLC, with respect to Mogility Capital Fund I, L.P., an early-stage venture capital fund and lead investor in Legacy AdTheorent, since 2010, and has been a member of the board of directors of The Ticket Chest Corp. since 2000. Previously, Mr. Lawson served as General Counsel and executive-level management to VC-backed and publicly traded companies, including Augme Technologies, Inc., a publicly traded mobile marketing technology services provider, and Interactions, LLC, a leading communications technology and service provider. Mr. Lawson was also a Co-Founder of Augme Mobile, an integrated mobile marketing technology platform. Mr. Lawson structured and effectuated the sale of Augme to publicly-traded Modavox, Inc. Following the sale, Mr. Lawson joined the acquiring company (renamed Augme Technologies, Inc.) where he served as its General Counsel and Chief Legal Officer for the 12-month period following the acquisition. Prior to becoming involved in forming and operating new technology ventures, Mr. Lawson practiced business law as a Partner in the Washington, D.C. office of the law firm McDermott, Will & Emery, LLP, focusing on financial services and healthcare enterprises. Prior to that, Mr. Lawson was an Associate in the Chicago office of Sonnenschein, Nath & Rosenthal in the firm’s Executive Compensation & Employee Benefits practice, and before that he was an Associate in the Chicago office of Ross & Hardies, LLP (now McGuire Woods, LLP) in the firm’s Labor & Employment practice. Given Mr. Lawson’s history with Legacy AdTheorent, including serving in the roles of Chief Executive Officer, Chief Operating Officer, General Counsel, Managing Partner and Chief Legal Officer, as well as his experience serving as a member of its board of directors as well as his other board service and executive-level management roles, we believe that Mr. Lawson is uniquely qualified to serve as a member of our Board.

Charles Jordan is currently Chief Financial Officer, Secretary and Vice President at AdTheorent. Mr. Jordan co-founded a boutique outsourced CFO and controller services firm focused on the technology sector, and first joined the Legacy AdTheorent team on a consulting basis as the Acting Vice President of Finance in November 2015. Mr. Jordan joined Legacy AdTheorent full-time in May 2017 as Senior Vice President of Finance before becoming CFO in May 2020. Mr. Jordan began his career in public accounting and has broad finance and operations experience ranging from technology start-ups to global financial services firms. Mr. Jordan is a CPA and received a B.S. from Clarkson University and an M.B.A. from the Smeal College of Business at Pennsylvania State University.

Andrew L. Anderson is currently Chief Technology Officer of AdTheorent and has been in that role since joining Legacy AdTheorent in January 2018. Prior to his current role, Mr. Anderson served as Senior Vice President of AdTheorent, Inc., one of our subsidiaries, from February, 2017 to January, 2018. Before this, Mr. Anderson served as Vice President of Platform Development at AdTheorent, Inc., from August, 2014 to February, 2017. Mr. Anderson holds a Bachelor’s degree in Technology from University of North Florida.

William Todd is currently Chief Revenue Officer of AdTheorent and has been in that role since January 2019. Prior to this Mr. Todd worked at Conversant Media (formerly known as ValueClick) from May 2001 until December 2018, where he held multiple leadership positions. These positions include: Executive Vice President (December 2014 – December 2018), President (January 2012 – November 2014), General Manager (October 2008 – December 2011), Senior Vice President of Sales and Marketing (January 2004 – September 2008), and Vice President of Sales (May 2001 – December 2003). Mr. Todd holds a Bachelor of Science degree in Business Management from St. John’s University.

Nominees for Election for Class I Directors—Terms Expiring at the 2022 Annual Meeting of Stockholders

Danielle Qi is a Managing Director at H.I.G. Growth Partners and has served on Legacy AdTheorent’s Board since December 2016. Ms. Qi has served as an investment professional at H.I.G. since July 2015, focusing primarily on the technology-enabled services, internet, media, and consumer sectors. In addition to serving on AdTheorent’s Board, Ms. Qi is currently a member of the Board of AdTheorent’s subsidiaries AdTheorent Intermediate Holding Corporation and AdTheorent Acquisition Corporation.

Prior to joining H.I.G., Ms. Qi was with Alliance Holdings, a private equity firm focused on lower middle market companies in a wide range of industries. Previously, Ms. Qi co-founded Veritat Advisors, a financial advisory firm and technology platform acquired by LPL Financial. She began her career at McKinsey & Company, consulting to Fortune 500 companies in variety of industries, including financial services, health care, and media. Ms. Qi has served on the board of directors of Lulus Fashion Lounge (NASDAQ: LULU) since July 2015 and on the board of directors of Parachute Home, Cuyana and GLD since May 2021. Ms. Qi received a B.S. in Economics from the Wharton School and B.A. in History from the University of Pennsylvania and an M.B.A. from the Kellogg School of Management at Northwestern University. Ms. Qi’s experience working with companies in a wide range of industries, including the internet, consumer, media, and technology-enabled services sectors and knowledge of complex financial matters provides her with valuable and relevant experience in strategic planning, corporate finance, financial reporting, and leadership of complex organizations, and provides her with the qualifications and skills to serve as a director.

John Black is currently a Senior Advisor at H.I.G. Growth Partners and has served on Legacy AdTheorent’s Board since 2019. Previously, he served as the Head of H.I.G. Growth Equity, the dedicated growth equity investment group for H.I.G. Capital, LLC since March 2010. In addition to serving on AdTheorent’s board of directors, Mr. Black is currently a member of the Board of AdTheorent’s subsidiaries AdTheorent Intermediate Holding Corporation and AdTheorent Acquisition Corporation. Since joining H.I.G. in June of 1996, Mr. Black has led or had a significant role in more than forty H.I.G. investments in a wide range of industries including technology, media, healthcare, consumer oriented, and business service companies. His investments have supported management in the development and implementation of their growth strategies in a wide range of transaction dynamics including owner-operated/ family business recapitalizations, corporate divestitures, take-private transactions, consolidations and minority growth equity investments. Mr. Black has served on the Boards of Directors of Healthstar Communications since 2001, Lulus Fashion Lounge since 2017 where he is also the Chair of the Nomination and Governance Committee, Pocasset Golf Club since August 2020, and GLD since June 2021. Previously, Mr. Black served on the board of directors of TDN Holding Company, LLC from 2016 to 2017, TDN Acquisition Corporation from 2016 to 2017, Boostability from 2014 until 2021, Centerfield Media from 2015 to December 2019 and Telescope from March 2015 to August 2021. He also served on the Boards of Nexidia and Lancope until 2016. Prior to H.I.G., Mr. Black was a senior professional with several leading firms working with lower middle market businesses to identify and implement operational initiatives to enable the businesses to realize their full growth potential. Mr. Black has held several executive level management positions including chief operating officer and chief financial officer. Mr. Black began his career in the Corporate Finance Group at Ernst & Young. Mr. Black received his Bachelor of Arts in Applied Mathematics from Harvard University. Mr. Black’s experience as an executive level manager and leadership roles in a wide range of industries and business situations provides him with valuable and relevant experience in finance, accounting, reporting, operational matters, and leadership of complex organizations, and provides him with the qualifications and skills to serve as a director.

Ben Tatta has served a member of our board directors since December 2021. He is an accomplished media executive with over 25 years of experience in all facets of media including content/programming, advertising, sales, marketing, technology, data, measurement and analytics. In his current role as President of Standard Media Index (“SMI”), which he has held since July 2020, Mr. Tatta has full operational and profit and loss responsibility for the company in addition to leading growth initiatives and strategic partnerships. Prior to SMI, he was co-founder and President of advanced TV analytics firm 605, where he was instrumental in both the formation and growth of the company into one of the top media analytics and attribution companies in the industry, from June 2016 to November 2019. Prior to 605, Ben served as President of the media division of Cablevision Systems Corporation from March 2006 to June 2016, driving unprecedented growth through the first system-wide deployment of addressable advertising and launch of advanced audience measurement and analytics capabilities. Prior to Cablevision, Mr. Tatta held senior leadership positions at several blue-chip companies including USA Networks/IAC, ABC, IBM, Lagardere, and GSI Commerce/eBay. Mr. Tatta has been a board member of Glidr since June 2019. He received a B.A. in Economics from Villanova University. Mr. Tatta’s experience as a media executive and broad range of leadership roles provide him with the valuable and relevant experience, qualifications, and skills to serve as a director on our board.

Class II Directors Continuing in Office—Terms Expiring at the 2023 Annual Meeting of Stockholders

Vineet Mehra has served a member of our board directors since December 2021. He is a business leader that has lived in and led diverse teams across North America, Europe, Asia and South America. Mr. Mehra is currently Chief Growth, Product, and CX Officer at Good Eggs, beginning in March 2021. From January 2019 to March 2021, Mr. Mehra was Global Chief Marketing Officer for Walgreens Boots Alliance, where he was responsible for laying out the vision and strategic direction for all of WBA’s marketing activities. Before WBA, Mr. Mehra was Global Chief Marketing Officer for Ancestry.com, from 2017 to 2019. Prior to Ancestry, from 2013 to 2017, Mr. Mehra held leadership positions at Johnson & Johnson including Global President—Baby Care and Global President—Marketing Services. Mr. Mehra is also Board Chairman for Effie Worldwide’s board of directors, elected in June 2019 and having been a member of the board of directors since April 2017. Mr. Mehra was named by Forbes as one of the world’s Top 50 CMOs, recognized by AdWeek as one of the Top 20 Tech-Driven CMOs, honored with the Top 40 under 40 award by both Ad Age and P&G’s Alumni Association, Chair of the Jury for the Global Media Awards, and an Invited Speaker at the Cannes Lions Festival of Creativity. Mr. Mehra’s experience as an executive level manager and in leadership roles in a wide range of industries and business situations provide him with the valuable and relevant experience, qualifications, and skills to serve as a director on our board.

Zia Uddin is currently a Partner at Monroe Capital and is a member of Monroe Capital’s various investment committees. He joined Monroe Capital in 2007 and is portfolio manager of several institutional direct lending investment vehicles. Mr. Uddin also focuses on Monroe Capital’s investments in software, technology and technology-enabled business services companies. He is also actively involved in Monroe Capital’s growth equity and buyout investments, including SPACs. He works extensively with management, private equity sponsors and privately held owners of businesses. Mr. Uddin has experience as a member of the board of directors of several companies in a variety of industries. Mr. Uddin has approximately 30 years of private equity, management consulting, corporate finance, investing and turnaround experience at various firms. Mr. Uddin earned his M.B.A. from The University of Chicago Graduate School of Business and a B.S. from University of Illinois. He is a CFA charter holder and is a non-practicing CPA. Mr. Uddin’s experience in private equity, management consulting, corporate finance and investing and his experience serving on boards of directors of several companies in a variety of industries provides him with valuable and relevant experience in growth strategies, financing and management, and provides him with the qualifications and skills to serve as a director.

Richard Boghosian has served a member of our board directors since December 2021. He is a Principal at H.I.G. Growth Partners and has been involved with Legacy AdTheorent since H.I.G.’s investment in 2016. Mr. Boghosian joined H.I.G. as an investment professional in January 2015 and focuses on lower middle market and growth equity investment opportunities across the technology, media, and tech-enabled services sectors. Prior to H.I.G., Mr. Boghosian worked at BB&T Capital Markets, advising on numerous M&A and equity capital markets transactions primarily in the retail and consumer sector. He began his career at State Street Corporation within enterprise risk management. Mr. Boghosian received a Bachelor of Business Administration from The George Washington University. Mr. Boghosian has served on the Boards of Directors of CarltonOne since January 2019, Funambol since May 2021, and Troy PM Parent, LLC (dba Pinnacle GI Partners) since August 2021. Previously, Mr. Boghosian served on the Boards of Directors of Forte Veterinary from January 2018 to January 2019, Centerfield Media from September 2018 to December 2019, Trox/CDI from March 2019 to April 2020, and Telescope from January 2019 to August 2021. Mr. Boghosian’s experience working with companies in a wide range of industries, including the technology, media, and technology-enabled services sectors and knowledge of complex financial matters provides him with valuable and relevant experience in strategic planning, corporate finance, financial reporting, and leadership of complex organizations, and provides him with the qualifications and skills to serve as a director.

Class III Directors Continuing in Office—Terms Expiring at the 2024 Annual Meeting of Stockholders

James Lawson (see biographical information above under “Management—Executive Officers”)

Eric Tencer is a Managing Director at H.I.G. Growth Partners, and has served on Legacy AdTheorent’s Board since 2016. Mr. Tencer focuses on growth equity and buyout investments in SaaS software, internet & digital media and technology-enabled business services where he is responsible for sourcing, executing, and monitoring investments. In addition to serving on AdTheorent’s Board, Mr. Tencer is currently a member of the Boards of Suzy, Inc. and AdTheorent’s subsidiaries, AdTheorent Intermediate Holding Corporation, AdTheorent Acquisition Corporation, AdTheorent Canada, Inc., SymetryML Holdings, LLC, SymetryML, Inc., and SymetryML Canada Inc. Mr. Tencer has served on the Boards of Directors of Escalate since 2012, Boostability since August 2014, CDI-Troxell Majority Parent, LLC since August 2018, Eruptr since September 2018, CarltonOne since September 2019, and Suzy, Inc since July 2021. Previously, Mr. Tencer served on the Boards of Directors of Community Intervention Services from 2015 to 2021, Go2mobi from 2015 to 2020, Centerfield Media from 2015 to 2019, Just Home Healthcare Services from 2017 to 2019, and Integrity Nutraceuticals from 2014 to 2018. Prior to joining H.I.G. in April 2011, Mr. Tencer was a Principal with The Mustang Group, a private equity firm focused on leveraged buyouts and growth equity investments in business services, interactive media, consumer and manufacturing companies. Mr. Tencer began his career in investing at Arcadia Partners, a venture capital firm focused on education and training related business service companies. Mr. Tencer began his career at Bain & Company, where he helped lead initiatives for consumer, retail, healthcare and manufacturing businesses evaluating new product introductions, analyzing pricing programs, creating business unit growth plans, developing supply chain strategies and conducting due diligence for acquisitions. Mr. Tencer received his Bachelor of Science degree in Economics from Duke University and received an M.B.A. from Harvard Business

School. Mr. Tencer’s experience working with companies in a wide range of industries, including the software, digital media and technology-enabled business services sectors and knowledge of complex financial matters provides him with valuable and relevant experience in strategic planning, corporate finance, financial reporting, and leadership of complex organizations, providing him with the qualifications and skills to serve as a director.

Kihara Kiarie has served a member of our board directors since December 2021. He has spent the vast majority of his career in finance and private equity with over $20 billion of direct principal investing experience and extensive corporate financial management responsibility with public and private companies. Mr. Kiarie is currently the Chief Financial Officer of Bloomberg Media, beginning in August 2021. Prior to Bloomberg, Mr. Kiarie was the Chief Financial Officer—Media at Geller & Company, from June 2020 to August 2021. Mr. Kiarie was the Chief Investment Officer at Media Development Investment Fund from February 2018 to June 2020. From February 2013 to May 2016, Mr. Kiarie was Chief Financial Officer of Revolt Media & TV. Mr. Kiarie is currently an independent board member of Somos, Inc. (fka SMS/800, Inc.), where he serves as the chairman of the Investment Committee, and also serves on the Audit Committee and Nomination and Governance Committee. Mr. Kiarie has been an independent board member of Somos, Inc. since 2015. Mr. Kiarie was a board member of Eurozet (Poland) from 2019 to 2020. Mr. Kiarie was a board member of Colad (Brazil) from 2018 to 2020. Mr. Kiarie was a board member of Josh Talks (India) in 2020. Mr. Kiarie earned a BA in Economics with high honors from Dartmouth College and an MBA from Harvard Business School where he was a Bert King Fellow. Mr. Kiarie’s experience in finance and private equity, as well as in leadership roles in a wide range of industries, provide him with the valuable and relevant experience, qualifications, and skills to serve as a director, which we believe would make him a great asset to our board.

Board Composition

Our Board directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees.

Our Board consists of nine members. Eric Tencer serves as Chairperson of our Board. The primary responsibilities of our Board will be to provide oversight, strategic guidance, counseling and direction to our management team. Our Board meets on a regular basis and additionally as required.

Our Charter provides that our Board shall be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. The term of office of the first class of directors, consisting of Ben Tatta, John Black and Danielle Qi, will expire at this Annual Meeting. The term of office of the second class of directors, consisting of Vineet Mehra, Richard Boghosian and Zia Uddin, will expire at the 2023 annual general meeting. The term of office of the third class of directors, consisting of Kihara Kiarie, Eric Tencer and James Lawson, will expire at the 2024 annual general meeting.

Family Relationships

There are no family relationships between any of our executive officers and directors.

Independence of Directors

The Nasdaq listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We have determined that Ben Tatta, John Black, Danielle Qi, Vineet Mehra, Richard Boghosian, Zia Uddin, Kihara Kiarie and Eric Tencer are independent directors of the Company. The Company’s independent directors shall have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by our needs at any point in time. As a result, no policy exists requiring combination or separation of leadership roles, and our governing documents do not mandate a particular structure. This allows our Board the flexibility to establish the most appropriate structure for the Company any given time.

Our Board oversees the risk management activities designed and implemented by our management. Our Board does not have a standing risk management committee, but rather anticipates executing its oversight responsibility both directly and through its standing committees. Our Board also will consider specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, are primarily responsible for managing the risks associated with operation and business of the Company and providing appropriate updates to the Board and the audit committee. Our Board anticipates has delegated to the audit committee oversight of our risk management process, and our other board committees also will consider risks as they perform their respective committee responsibilities. All board committees will report to our Board as appropriate, including, but not limited to, when a matter rises to the level of a material or enterprise risk.

Board Meetings

Business Combination

On December 22, 2021 (the “Closing Date”), MCAP Acquisition Corporation (“MCAP”), now known as AdTheorent Holding Company, Inc., consummated the previously announced business combination pursuant to that certain Business Combination Agreement, dated as of July 27, 2021 (as amended, restated, supplemented or otherwise modified, the “Business Combination Agreement”), by and among MCAP, GRNT Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub 1”), GRNT Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), GRNT Merger Sub 3 LLC, a Delaware limited liability company (“Merger Sub 3”), GRNT Merger Sub 4 LLC, a Delaware limited liability company (“Merger Sub 4” and, together with Merger Sub 1, Merger Sub 2 and Merger Sub 3, the “Merger Sub Entities”), H.I.G. Growth—AdTheorent Intermediate, LLC, a Delaware limited liability company (the “Blocker”), H.I.G. Growth—AdTheorent, LLC, a Delaware limited liability company, and AdTheorent Holding Company, LLC, a Delaware limited liability company (“Legacy AdTheorent”). Pursuant to the terms of the Business Combination Agreement, Legacy AdTheorent, the Blocker and the Merger Sub Entities engaged in a series of four mergers, which resulted in Legacy AdTheorent becoming a wholly owned subsidiary of MCAP (the “Business Combination’). On the Closing Date, and in connection with the closing of the Business Combination, MCAP changed its name to AdTheorent Holding Company, Inc.

Our current Board was appointed and committees were established in connection with the Business Combination in December 2021. Following the Business Combination, our Board and committees did not hold any meetings in 2021. Our directors are encouraged to attend all annual and special meetings of our stockholders.

Board Committees of the Company’s Board of Directors

Our Board has established: an audit committee; a nominating and corporate governance committee; and a compensation committee. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Copies of each board committee’s charter are posted on our website.

Audit Committee Information

Our audit committee consists of Kihara Kiarie, Ben Tatta, and Zia Uddin. Under Nasdaq Global Market listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Kihara Kiarie, Ben Tatta, and Zia Uddin each meet the independent director standard under the Nasdaq Global Market listing standards and under Rule 10A-3(b)(1) of the Exchange Act, and Kihara Kiarie will serve as chairperson of the audit committee

Each member of the audit committee is financially literate, and our Board has determined that Kihara Kiarie qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Our Board has adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company;

•

pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with the Company in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•

setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to the Company entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the financial statements or accounting policies of MCAP Acquisition Corporation (“MCAP”) and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Nominating and Corporate Governance Committee Information

Our nominating and corporate governance committee consists of Vineet Mehra and John Black. Under the Nasdaq Global Market listing standards and applicable SEC rules, our nominating and corporate governance committee must consist of all independent members. Vineet Mehra and John Black meet the independent director standard under the Nasdaq Global Market listing standards, and John Black will serve as chairperson of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee is to assist the Board in:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•	developing, recommending to the Board and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Guidelines for Selecting Director Nominees

The nominating and corporate governance committee will recommend to the Board candidates for nomination for election at the annual meeting of the stockholders.

Our nominating and corporate governance committee will recommend to the Board candidates for nomination who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In general, in identifying and evaluating nominees for director, our Board considers experience in corporate management such as serving as an officer or former officer of a publicly held company, experience as a board member of another publicly held company, professional and academic experience relevant to our business, leadership skills, experience in finance and accounting or executive compensation practices, whether candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable, independence and the ability to represent the best interests of our stockholders.

In addition, our Board and nominating and corporate governance committee will consider a candidate’s diversity of gender, race, ethnicity, age sexual orientation and gender identity. Our corporate governance guidelines specifically denote that no nominee to our Board will be discriminated against on the basis of race, gender, religion, national origin, sex, sexual orientation disability or any other basis proscribed by law.

Board Diversity

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The Board Diversity Matrix below presents the Board’s diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (As of April 12, 2022)
Total Number of Directors	9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	8	0	0

Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	6	0	0

Compensation Committee Information

Ben Tatta and Eric Tencer serve as members of our compensation committee. Under the Nasdaq Global Market listing standards and applicable SEC rules, our compensation committee must consist of all independent members. Ben Tatta and Eric Tencer meet the independent director standard under the Nasdaq Global Market listing standards, and Eric Tencer will serve as chairperson of the compensation committee.

Our Board has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the Nasdaq Global Market and the SEC.

To assist the compensation committee in meeting its responsibilities, the committee engaged Aon as its independent outside compensation consultant to regularly provide executive compensation market analysis and insight, with respect to our executive officers. Aon only provides services to the compensation committee with respect to executive and director compensation and does not provide any other services to the company. The compensation committee has reviewed its relationship with Aon in light of the independence factors set forth in applicable Nasdaq rules and concluded that its retention of Aon as its compensation consultant does not raise any conflict.

Communication with the Company’s Board of Directors

Stockholders or other interested parties wishing to communicate with our Board of Directors can communicate with our Board of Directors by writing to: c/o AdTheorent Holding Company, Inc., 330 Hudson Street, 13th Floor, New York, NY 10013, Attn: Secretary. Your message will not be screened or edited before it is delivered to the Secretary. The Secretary will determine whether to relay your message to other Board members.

Code of Business Conduct and Ethics

Our code of business conduct and ethics, which applies to all executive officers, directors and employees, codifies the business and ethical principles that govern all aspects of our business. We will provide, without charge, upon request, copies of the code of business conduct and ethics. The code of business conduct and ethics is also available on our website.

Section 16(a) Reporting

Section 16(a) of the Exchange Act requires that our directors, executive officers, and greater than 10% stockholders file reports with the SEC relating to their initial beneficial ownership of our securities and any subsequent changes. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. They must also provide us with copies of the reports.

Based solely on a review of the copies of such forms in our possession, and on written representations from the reporting persons, we believe that all of these reporting persons complied with their filing requirements for the fiscal year ended December 31, 2021.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an executive officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the Board or compensation committee of any entity that has one or more executive officers serving or will serve as a member of our Board or compensation committee.

EXECUTIVE COMPENSATION

Except as otherwise noted, this section presents the executive and director compensation of Legacy AdTheorent prior to the Business Combination.

To achieve our goals, we have designed, and intend to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work toward achieving our goals.

We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our equityholders. Our current compensation programs for our executive officers consist primarily of salary, annual bonuses and equity awards. As our needs evolve, we intend to continue to evaluate our compensation philosophy and programs.

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

For the year ended December 31, 2021, our named executive officers (“NEOs”) were the following individuals:

•	James Lawson, Chief Executive Officer

•	William Todd, Chief Revenue Officer

•	Charles Jordan, Chief Financial Officer

•	Theodore Koenig, former Chairman and Chief Executive Officer of MCAP

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020 and December 31, 2021. Mr. Koenig did not receive any cash or non-cash compensation for services rendered to MCAP during those years and has never received any compensatory equity awards.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan Compensation Option Awards ($)(2)	All Other Compensation ($)(3)	Stock Awards ($)(4)	Total ($)
James Lawson	2020	425,000	0	300,000	11,400		736,400
Chief Executive Officer	2021	450,000	2,250,000	322,500	11,600	2,895,833	5,929,933
Bill Todd	2020	341,250	0	360,000	11,400		712,650
Chief Revenue Officer	2021	360,000	325,000	320,760	11,600		1,017,360
Charles Jordan	2020	302,500	0	165,000	10,632		478,132
Chief Financial Officer	2021	327,500	450,000	180,000	11,600		969,100

(1)	The amounts reported in the Bonus column reflect bonuses paid in connection with the closing of the Business Combination.
(2)

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect bonuses earned by the NEOs under the annual bonus plan for the fiscal years ended December 31, 2020 and December 31, 2021.

(3)	This amount reflects matching contributions made to the 401(k) profit sharing plan with respect to each named executive officer.

(4)

The amount reported in the “Stock Awards” column reflects the aggregate grant date fair value of the restricted interest units in Legacy AdTheorent granted to Mr. Lawson, calculated in accordance with FASB ASC 718.

Narrative Disclosure to Summary Compensation Table

For the year ended December 31, 2021, the compensation program for our named executive officers consisted of base salary and incentive compensation (including bonuses paid in connection with the closing of the Business Combination) as well as a grant of restricted interest units to Mr. Lawson.

Base Salary

We established base salaries for each of the named executive officers at a level that is commensurate with the executive’s duties and authorities, contributions and prior experience.

Bonuses

In connection with the closing of the Business Combination, the AdTheorent Holding Company LLC (“Legacy AdTheorent”) board approved bonuses payable to the named executive officers as shown in the Summary Compensation Table.

2021 Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect bonuses earned by the NEOs under the annual bonus plan for the fiscal year ended December 31, 2021. For the year ended December 31, 2021, the target annual bonuses for Messrs. Lawson, Todd and Jordan were $240,000, $325,000 and $120,000, respectively. The performance metric for the annual bonus for the year ended December 31, 2021 consisted of (i) an EBITDA goal and (ii) a goal based on revenue generated by certain of the Company’s business units for Mr. Lawson. Mr. Todd’s performance metrics for the annual bonus for the year ended December 31, 2021 consisted of (x) an EBITDA goal and (y) a goal based on revenue from certain of the Company’s business units. Mr. Jordan’s performance metric for the annual bonus for the year ended December 31, 2021 consisted solely of an EBITDA goal. The attainment percentages for each NEO are shown in the table below.

Target Bonus

Attainment Annual Bonus

Name	Opportunity	Percentage	Amount
James Lawson	$240,000	134%	$322,500
Bill Todd	$325,000	99%	$320,760
Chuck Jordan	$120,000	150%	$180,000

Equity Compensation

Prior to the Business Combination, Legacy AdTheorent from time to time granted equity awards, in the form of options and restricted interest units, to its named executive officers, which are subject to time vesting conditions based on each of the named executive officer’s continued service with Legacy AdTheorent or the attainment of performance goals. As of December 31, 2021, each of the named executive officers held outstanding options to purchase shares of our Common Stock and other awards, as set forth in the “Outstanding Equity Awards Table” below. The material terms regarding each equity award in the “Outstanding Equity Awards Table,” including the vesting schedule, are described in the corresponding footnotes.The award of restricted incentive units granted to Mr. Lawson on July 28, 2021 has a time-based vesting schedule, with 50% of the restricted interest units vesting on July 1, 2022 and the remaining 50% vesting in four equal quarterly installments thereafter, such that the restricted interest units will be fully vested on July 1, 2023.

Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance; and a tax-qualified Section 401(k) plan. We does not maintain any executive-specific benefit or perquisite programs.

Agreements with Our Named Executive Officers

We have entered into agreements with each of our named executive officers and the details of such agreements are outlined below.

Agreement with James Lawson

On December 22, 2016, James Lawson entered into an employment agreement with Legacy AdTheorent and this agreement was subsequently amended on January 1, 2019 and January 1, 2021. The agreement had a two year term but provides for automatic one-year renewals unless either party gives notice of an intent not to renew the agreement. Pursuant to the employment agreement, as most recently amended, Mr. Lawson’s base salary is $450,000 per year (it was previously $425,000 as of January 1, 2019) and his target annual incentive compensation is $240,000 (it was $175,000 as of January 1, 2019). If Mr. Lawson’s employment terminates due to his death or if we terminate his employment due to his permanent disability (as defined in the agreement), he is entitled to receive a prorated bonus for the calendar year in which the termination occurs and if he was employed as of the last day of a prior calendar year and the termination occurs prior to the date of the payment of the bonus for the prior year, he is entitled to receive the bonus that would have been payable had he remained employed through the payment date (collectively, the “Post- Termination Bonus”). If we terminate Mr. Lawson’s employment without cause (as defined in the employment agreement) or if Mr. Lawson resigns for good reason (as defined in the employment agreement), he is entitled to receive (i) twelve months of base salary, (ii) the Post- Termination Bonus and (iii) continued group medical, dental and vision insurance for twelve months (provided that he pays the employee portion of such premiums), subject to his timely execution and non-revocation of a general release of claims against us. The employment agreement also provides that for twelve months following his termination of employment, Mr. Lawson will not compete with us or our subsidiaries or affiliates, solicit officers from our employees or consultants, subsidiaries or affiliates, hire any person who was previously an AdTheorent officer or its subsidiaries or affiliates during the 180 days prior to such hire or solicit customers of us or its subsidiaries or affiliates.

Agreement with Bill Todd

On December 20, 2018, Bill Todd entered into an offer letter agreement with Legacy AdTheorent to serve as Chief Revenue Officer. Mr. Todd’s agreement does not have a fixed term, provides for at-will employment and does not include a severance provision. Pursuant to the offer letter, Mr. Todd’s initial base salary was $325,000 and he also had a target annual incentive compensation amount of $325,000 for 2019.

Agreements with Chuck Jordan

On May 1, 2017, Chuck Jordan entered into an offer letter agreement with Legacy AdTheorent to serve as SVP, Finance. Mr. Jordan’s agreement does not have a fixed term, provides for at-will employment and does not include a severance provision. Pursuant to the offer letter, Mr. Jordan’s initial base salary was $250,000 and he also was also eligible for annual incentive compensation, although no target amount was specified.

Potential Post-Employment Payments

Except as discussed in “Agreement with our Named Executive Officers” above, we do not currently have any agreements, plans or arrangements which provide any NEO with payments upon termination, resignation, retirement or a Change in Control.

Outstanding Equity Awards at 2021 Year End

The following table presents information regarding outstanding equity awards held by the named executive officers as of December 31, 2021.

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Awards Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units or Other Rights That Have Not Vested ($)(1)
James Lawson	10/1/17		820,731	—	0.47	10/1/27	—	—
	5/6/19	(2)	827,570	118,224	0.74	5/6/29	—	—
	7/28/21	(3)	—	—	—	7/28/31	273,464	1,605,234
Bill Todd	5/6/19	(4)	493,367	77,274	0.74	5/6/29	—	—
Chuck Jordan	10/1/17		112,548	—	0.47	10/1/27	—	—
	2/15/18		78,158	—	0.59	2/15/28	—	—
	5/6/19	(5)	58,619	19,539	0.74	5/6/29	—	—

(1)	Amounts are based on the closing price of our Common Stock on December 31, 2021, which was $5.87.
(2)

The portion of the option that remains unvested has a time-based vesting schedule. 87.5% of this option grant was vested as of December 31, 2021, with the remaining unvested portion of this option vesting at a rate of approximately 1% per month (or approximately 9,852 shares per month), subject to Mr. Lawson’s continuous employment through each vesting date.

(3)

The award has a time-based vesting schedule. 50% of these restricted interest units vest on July 1, 2022. The remaining 50% of these restricted interest units vest in four equal quarterly installments thereafter, such that the restricted interest units will be fully vested on the two-year anniversary of the grant date.

(4)

The portion of the option that remains unvested has a time-based vesting schedule. Approximately 74% of this option grant was vested as of December 31, 2021, with the remaining unvested portion of this option vesting at a rate of approximately 1% per month (or approximately 5,944 shares per month), subject to Mr. Todd remaining continuously employed through each vesting date.

(5)

The option has a time-based vesting schedule. 75% of this option grant was vested as of December 31, 2021, with the remaining unvested portion of this option vesting on December 31, 2022, subject to Mr. Jordan remaining continuously employed through such date.

Retirement Benefits

Our employees, including named executive officers participate in a tax-qualified Section 401(k) plan. We make a safe harbor matching contribution equal to 100% of a participant’s salary deferrals that do not exceed 3% of the participant’s compensation plus 50% of the salary deferrals between 3% and 5% of the participant’s compensation and such matching contributions are fully vested. We do not provide its employees, including the named executive officers, with any other retirement benefits, including, but not limited to, other tax-qualified retirement plans, supplemental executive retirement plans or nonqualified deferred compensation plans.

Board Member Compensation

During the year ended December 31, 2021, no member of Legacy AdTheorent, MCAP or AdTheorent’s operating board received cash, equity or other compensation for service on the operating board or any committee thereof. Our policy is to reimburse board members for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as board members. As of December 31, 2021, non-employee members of Legacy AdTheorent, MCAP or AdTheorent’s operating board did not hold any outstanding options or other compensatory equity awards.

Beginning in 2022, each Independent Director (as defined below) will be paid an annual retainer of $195,000, of which $45,000 will be paid in cash. The remaining $150,000 will be paid in the form of restricted stock units (“RSUs”). Each Independent Director will also be entitled to receive an initial one-time grant of RSUs in an amount equal to $225,000. The RSUs will be subject to vesting terms, including, for the initial grant, vesting in equal annual tranches over three years and, for the annual grants, cliff vesting after one year.

Mr. Kiarie, as the Chair of our Audit Committee, will receive an additional annual cash retainer of $20,000 and Mr. Tatta, as a member of our Audit Committee, will receive an additional annual cash retainer of $10,000. Mssrs. Tatta and Mehra will also receive additional annual cash retainers of $7,500 each for their membership on the Compensation Committee and Nominating and Corporate Governance Committee, respectively.

2017 Interest Option Plan

Legacy AdTheorent’s operating board previously adopted the AdTheorent Holding Company, LLC 2017 Interest Option Plan (the “2017 Plan”), the material terms of which are summarized below. As of December 31, 2021, options to purchase 7,726,543 shares of our Common Stock granted pursuant to the 2017 Plan remained outstanding with a weighted-average exercise price of $0.64 per share and 847,081 restricted stock units with respect to our Common Stock were outstanding. Following the consummation of the Business Combination, no new awards will be granted under the 2017 Plan.

Awards. The 2017 Plan provided for the grant of options and restricted interest units to AdTheorent’s managers, executive officers, other key employees or consultants of AdTheorent and its subsidiaries.

Authorized Shares. After the 2021 Long-Term Plan became effective, no additional awards will be made pursuant to the 2017 Plan.

Plan Administration. Our board, or a duly authorized committee thereof administers the 2017 Plan. Subject to the provisions of the 2017 Plan, the administrator has the power to administer the 2017 Plan and make all determinations deemed necessary or advisable for administering the 2017 Plan, including, but not limited to, the power to determine the limitations, restrictions and conditions on awards previously granted under the 2017 Plan, and construe and interpret the terms of the 2017 Plan and awards granted under thereunder.

Options. Options granted under the 2017 Plan will vest at the rate specified in the award agreement as determined by the administrator. The administrator determined the term of options granted under the 2017 Plan, up to a maximum of 10 years. Payment of the exercise price for the purchase of shares of our Common Stock issued upon the exercise of an option will be made in cash (including check), or, in the discretion of the administrator, by delivery of a promissory note or other property or by cashless exercise.

Restricted Interest Units. Restricted interest units are bookkeeping entries representing an amount equal to the fair market value of one share of our Common Stock. No cash consideration is required from the recipient upon the grant of a restricted interest unit. The administrator established the terms and conditions of the restricted interest unit award, including the vesting and settlement terms and unless otherwise specified in an award agreement, an unvested restricted interest unit will be forfeited upon the participant’s termination of employment. A vested restricted interest unit may be settled by cash, delivery of shares of our Common Stock, or a combination thereof.

Non-Transferability of Awards. Unless otherwise provide by the administrator in an award agreement and the operating agreement, awards granted under the 2017 Plan will not be transferable except by will or the laws of descent or distribution.

Changes to Capital Structure. In the event of a reorganization, recapitalization, unit dividend or units split, or combination or other change in our Common Stock, the administrator will make appropriate adjustments to (i) the number and type of shares subject to outstanding awards and (ii) the exercise price per share of each outstanding option.

Corporate Transaction. In the event of a corporate transaction (as defined in the 2017 Plan), the administrator may provide, in its discretion, that outstanding awards granted under the 2017 Plan will become vested and if applicable, exercisable by participants who are still employed or engaged by us or one of our subsidiaries and that such awards will terminate if not exercised or settled as of the date of the corporate transaction or other prescribed time. The administrator may also provide for the assumption or substitution of outstanding awards by the acquiring entity (or parent thereof) or provide for “rollover” treatment in connection with the corporate transaction, provided that such assumption, substitution or rollover is permissible under Sections 409A or 424 of the Code, to the extent applicable.

Plan Amendment or Termination. The administrator has the authority to suspend, or terminate the 2017 Plan at any time, and the administrator may also amend the 2017 Plan at any time, provided that member approval of an amendment is required to the extent required by law, agreement or any exchange upon which our Common Stock is listed.

2021 Long-Term Incentive Plan

Purpose. The 2021 Long-Term Incentive Plan (the “2021 Long-Term Plan”) became effective upon the date of the closing of the Business Combination and its purpose is to attract and retain the best available personnel to ensure our success and accomplish our goals, to incentivize our employees, directors, and consultants with long-term equity-based compensation to align their interests with the interests of our stockholders and to promote the success of our business.

Awards. The 2021 Long-Term Plan provides for the grant incentive stock options, within the meaning of Section 422 of the Code (“ISOs”), to our employees and employees of our parent and subsidiary corporations, and for the grant of options which do not qualify as ISOs (“NSOs”), share appreciation rights, restricted or unrestricted share awards, restricted share unit awards (“RSUs”), deferred share units (“DSUs”), and dividend equivalent rights to our employees, directors and consultants and any of our affiliates’ employees, directors and consultants. As of December 31, 2021, no options or other rights to purchase shares of our Common Stock had been granted pursuant to the 2021 Long-Term Plan.

Authorized Shares. Initially, the maximum number of shares of our Common Stock that may be issued under our 2021 Long-Term Plan was 10,131,638 shares of our Common Stock. The number of shares of our Common Stock that will be reserved for issuance under the 2021 Long-Term Plan will automatically increase on January 1 of each year for a period of up to ten years, beginning on the January 1, 2022 and continuing through January 1, 2031, by the lesser of (i) 5% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding year, or (ii) such smaller number of shares of our Common Stock as is determined by our Board. However, before the date of any such increase, our Board may determine that that there will be no annual increase or that such increase will be less than the amount set forth in the preceding sentence. The maximum number of shares of our Common Stock that may be issued on the exercise of ISOs under our 2021 Long-Term Plan is 10,131,638 shares, subject to adjustment as provided in the 2021 Long-Term Plan. Shares issuable pursuant to the 2021 Long- Term Plan may be authorized, but unissued, or reacquired shares of our Common Stock.

Plan Administration. Our Board, or a duly authorized committee of our Board, will administer our 2021 Long-Term Plan. Our Board may delegate to one or more of our officers the authority to grant awards (to eligible persons other than themselves) based on forms approved by the administrator. Subject to the provisions of our 2021 Long-Term Plan, the administrator has the power to administer our 2021 Long-Term Plan and make all determinations deemed necessary or advisable for administering the 2021 Long-Term Plan, including, but not limited to, the power to construe and interpret the terms of our 2021 Long-Term Plan and awards granted under thereunder. The 2021 Long-Term Plan provides that the administrator may not reprice underwater options, other than an adjustment to reflect certain changes to our capital structure as described below, or exchange such options for cash or another award, without stockholder approval.

Options. The administrator will determine the exercise price for ISOs and NSOs, subject to the terms and conditions of our 2021 Long-Term Plan, except that the exercise price of an option generally will generally not be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under our 2021 Long-Term Plan will vest at the rate specified in the award agreement as determined by the administrator.

The administrator will determine the term of options granted under our 2021 Long-Term Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s award agreement, or other written agreement between us and the recipient, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of an option will be determined by the administrator and may include (i) cash or check; (ii) the tender of shares of our Common Stock previously owned by the optionholder; (iii) a net exercise of the option; (iv) a broker-assisted cashless exercise; (v) any combination of the foregoing methods; or (vi) any other form of legal consideration approved by the administrator.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an employee during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations (a “10% stockholder”) unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (ii) the term of the ISO does not exceed five years from the date of grant.

Share Appreciation Rights. Share appreciation rights permit the participant to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date. The administrator will determine the purchase price or strike price for a share appreciation right, which will not be less than 100% of the fair market value of our Common Stock on the date of grant. A share appreciation right granted under our 2021 Long-Term Plan will vest at the rate specified in the share appreciation right agreement as will be determined by the administrator. Upon exercise, the participant will be entitled to receive shares of our Common Stock or cash (or any combination thereof) in an amount equal to the product of (i) the number of shares for which the share appreciation right is being exercised, multiplied by (ii) the excess of the fair market value of our Common Stock on the date of exercise over the exercise price per share.

The administrator will determine the term of share appreciation rights granted under our 2021 Long-Term Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested share appreciation right for a period of three months following the cessation of service. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, the participant or a beneficiary may generally exercise any vested share appreciation right for a period of 12 months. In the event of a termination for cause, share appreciation rights generally terminate upon the termination date. In no event may a share appreciation right be exercised beyond the expiration of its term.

RSUs. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our Common Stock and may be granted with or without the requirement for payment of cash or other consideration. The administrator may set vesting criteria based upon the achievement of divisional or company- wide, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the administrator in its discretion. An RSU may be settled by cash, delivery of shares, or a combination thereof. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, RSUs that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Share Awards. Restricted share awards are grants of shares of our Common Stock that vest in accordance with the terms and conditions established by the administrator. Our 2021 Long-Term Plan also permits the administrator to award shares which are fully vested to eligible service providers. Such share awards may be granted with or without the requirement for payment of cash or other consideration. The administrator will determine the terms and conditions of restricted share awards, including vesting and forfeiture terms. Participants holding restricted shares generally will have voting rights with respect to such shares upon grant without regard to vesting. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

DSUs. The administrator may grant DSUs to eligible persons and may also permit members of our Board or highly compensated employees to elect to forego the receipt of cash or other compensation (including shares deliverable upon the vesting of RSUs) to have us credit DSUs (to an internal 2021 Long-Term Plan account) with a fair market value of the shares or other compensation which is deferred, and may also grant DSUs to eligible service providers which are not related to a deferral of compensation. Unless otherwise provided in an award agreement, DSUs will be fully vested and will be paid to the participant (in the form of one share of our Common Stock for each DSU) in five substantially equal annual installments at the end of each of the five calendar years after the date that the participant terminates service with us and our affiliates. However, if permitted by the administrator, the DSU will be settled at such time or times elected by a participant in his or her DSU election form.

Dividend Equivalents. The administrator may grant dividend equivalent awards to participants who have awards pursuant to the 2021 Long-Term Plan (other than options and share appreciation rights) which give the holders thereof the right to receive payments equivalent to cash dividends declared during the term of the dividend equivalent right with respect to the number of shares subject to such award and will be subject to such terms and conditions as determined by the administrator.

Non-Transferability of Awards. Unless the administrator provides otherwise, awards granted under the 2021 Long-Term Plan will not be transferable except by will or the laws of descent and distribution. To the extent that the administrator provides in the award agreement, an NSO, a share appreciation right (which is settled in shares) or restricted shares may be transferred to an immediate family member, a trust or other entity in which the award will be passed to the participant’s beneficiaries or by gift to a charitable institution. In addition, to the extent permitted in the award agreement, an option (both ISOs and NSOs), a share appreciation right (which is settled in shares) or restricted shares may transferred pursuant to a domestic relations order.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of shares of our Common Stock, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued shares of our Common Stock effected without receipt or payment of consideration by us, appropriate adjustments will be made to: (i) the class and maximum number of shares reserved for issuance under our 2021 Long-Term Plan; (ii) the class and maximum number of shares by which the share reserve may increase automatically each year; (iii) the class and maximum number of shares that may be issued on the exercise of ISOs; and (iv) the class and number of shares and exercise price, if applicable, of all outstanding awards granted under our 2021 Long-Term Plan.

Change in Control. In the event of a change in control (as defined in our 2021 Long-Term Plan), subject to the terms of a participant’s award agreement or other employment-related agreement with us or one of our affiliates, any awards outstanding under our 2021 Long-Term Plan may be assumed or substituted for by any surviving or acquiring entity (or its parent or subsidiary). Instead of having outstanding awards assumed or substituted for, the administrator may, without obtaining the consent of any participant, take one or more of the following actions with respect to the outstanding awards (i) accelerate the vesting of some or all of the shares subject to the awards, (ii) provide for the payment of cash or other consideration to participants in exchange for the cancellation of the outstanding awards (based on the fair market value, on the date of the change in control, of the award being cancelled), (iii) terminate all or some of the awards upon the consummation of the change in control without payment of any consideration, or (iv) make such other modifications, adjustments or amendments to the outstanding awards or the 2021 Long-Term Plan as the administrator deems necessary or appropriate.

Plan Amendment or Termination. Our Board has the authority to amend or terminate our 2021 Long-Term Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. We will also obtain the approval of our stockholders for amendments, including an amendment to increase the total number of shares issuable under our 2021 Long-Term Plan, to the extent required by applicable law and listing requirements. No ISOs may be granted after the tenth anniversary of the date that our Board adopts our 2021 Long-Term Plan. No awards may be granted under our 2021 Long-Term Plan while it is suspended or after it is terminated.

Recoupment. Unless otherwise provided in an award agreement, awards granted under the 2021 Long-Term Plan are subject to recoupment (or the administrator may require the termination or rescission of, or the recapture of proceeds related to, any award) if (i) the grant, vesting or payment of an award was based on an achievement of a financial result that was subsequently the subject of a material financial restatement, (ii) the participant either benefitted from a calculation that later proves to be materially inaccurate or engaged in fraud or misconduct that partially caused the need for a material financial restatement, (iii) a lower granting, vesting or payment of an award would have occurred based on the foregoing items (i) or (ii), or (iv) as required by applicable law or listing requirements. In general, this means that the administrator may, to the extent permitted by applicable law, require reimbursement or forfeiture to us of the value of the awards granted under the 2021 Long-Term Plan (whether cash-based or equity-based) to such participant received, to the extent that such value exceeds what the participant would have received based on an applicable restated performance measure or target. We will recoup such compensation to the extent required under the applicable rules, regulations and listing standards. In addition, awards granted pursuant to the 2021 Long-Term Plan and shares issued pursuant to such awards are subject to termination, rescission or recapture in the event that the participant materially violated an agreement with us or one of our affiliates, solicited any non-administrative employee to terminate his or her employment with us or one of our affiliates during the participant’s service with us or within six months after termination of the participant’s service with us, or the participant engaged in activities which were competitive or materially prejudicial to us during his or her service with us.

Employee Stock Purchase Plan

Purpose. The Employee Stock Purchase Plan (“2021 ESPP”) became effective immediately prior to and contingent upon the closing of the Business Combination and its purpose is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The 2021 ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase our Common Stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code (the “423 Component”) and accordingly, it will be construed in a manner that is consistent with the requirements of Section 423 of the Code. The other component will permit the grant of purchase rights that do not qualify for such favorable tax treatment (the “Non-423 Component”) in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws and except as otherwise provided in the 2021 ESPP or determined by our Board, it will operate and be administered in the same manner as the 423 Component.

Share Reserve. The 2021 ESPP authorizes the issuance of 2,026,328 shares of our Common Stock under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our Common Stock that will be reserved for issuance will automatically increase on January 1 of each year for a period of ten years, beginning on January 1, 2022 and ending on (and including) January 1, 2031, by the lesser of (i) 1% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding year, (ii) 1,017,309 shares of our Common Stock, or (iii) such smaller number of shares of our Common Stock as is determined by our Board. However, before the date of any such increase, our Board may determine that that there will be no annual increase or that such increase will be less than the amount set forth in the preceding sentence.

Administration. Our Board will administer the 2021 ESPP and may delegate its authority to administer the 2021 ESPP to a committee of one or more members of our Board.

Offerings. The 2021 ESPP will be implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our Common Stock on specified dates during such offerings. Under the 2021 ESPP, our Board will be permitted to specify offerings with durations of not more than 27 months consisting of one or more purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our Common Stock will be purchased for employees participating in the offering.

Eligibility. Generally, purchase rights may only be granted to employees, including executive officers, employed by us (or by any of our affiliates designated by our Board) on the first day of an offering if such employee has been employed by us or by one of our designated affiliates for such continuous period preceding such date (not to exceed two years) as our Board may require. Our Board may (unless prohibited by applicable law) require that employees have to satisfy one or both of the following service requirements with respect to the 423 Component: (i) being customarily employed for more than 20 hours per week; or (ii) being customarily employed for more than five months per calendar year. No employee will be eligible for the grant of any purchase rights under the 2021 ESPP if immediately after such rights are granted, such employee owns stock possessing five percent or more of the total combined voting power or value of all classes of our outstanding capital stock (or the stock of any parent or subsidiary corporation) determined in accordance with the rules of Section 424(d) of the Code. As specified by Section 423(b)(8) of the Code, no employee will be permitted to purchase shares under the 2021 ESPP at a rate in excess of $25,000 worth of our Common Stock (based on the fair market value per share of our Common Stock on the date that the purchase right is granted) for each calendar year such purchase right is outstanding.

Purchase Rights; Purchase Price. On the first day of each offering, each eligible employee will be granted a purchase right to purchase up to that number of shares purchasable either with a percentage or with a maximum dollar amount, as designated by our Board, which will not exceed 15% of his or her cash compensation, including, without limitation, regular and recurring straight time gross earnings, payments for overtime and shift premium, as well as cash payments for incentive compensation, bonuses and other similar compensation (unless otherwise specified by the administrator on a uniform and nondiscriminatory basis prior to the commencement of a specified offering). Each eligible employee may purchase of up to 4,500 shares of our Common Stock on each purchase date in an offering (or such lesser number of shares determined by our Board prior to the start of the offering). Our Board may also specify (i) a maximum number of shares that may be purchased by any participant on any purchase date during an offering, (ii) a maximum aggregate number of shares that may be purchased by all participants in an offering and/or (iii) a maximum aggregate number of shares that may be purchased by all participants on any purchase date under an offering. If the aggregate number of shares issuable upon exercise of purchase rights would exceed any such maximum aggregate number, then, in the absence of any action by our Board otherwise, a pro rata allocation of the shares available, based on each participant’s accumulated contributions, will be made in as nearly a uniform manner as will be practicable and equitable.

The purchase price of shares acquired pursuant to purchase rights will not be less than the lesser of (i) 85% of the fair market value of a share of our Common Stock on the first day of an offering; or (ii) 85% of the fair market value of a share of our Common Stock on the date of purchase.

Participation; Withdrawal; Termination. An eligible employee may elect to participate in an offering and authorize payroll deductions as the means of making contributions by completing and delivering to us or our designee, within the time specified in the offering, an enrollment form provided by us or our designee. If permitted in the offering, a participant may thereafter reduce (including to zero) or increase his or her contributions.

A participant may cease making contributions and withdraw from the offering by delivering to us or our designee a withdrawal form provided us prior to any deadline before a purchase date that we may impose. Upon such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions.

Purchase rights will terminate immediately if the participant either (i) is no longer an employee for any reason or for no reason (subject to any post-employment participation period required by applicable law) or (ii) is otherwise no longer eligible to participate. We will distribute the individual’s accumulated but unused contributions as soon as practicable to such individual.

Purchase of Shares. On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares, up to the maximum number of shares permitted by the 2021 ESPP and the applicable offering, at the purchase price specified in the offering. Unless otherwise provided in the offering, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares on the final purchase date of an offering, then such remaining amount will not roll over to the next offering and will instead be distributed in full to such participant after the final purchase date of such offering without interest (unless otherwise required by applicable law).

Changes to Capital Structure. The 2021 ESPP provides that in the event of a change in our capital structure through actions such as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, our Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares subject to the 2021 ESPP; (ii) the class(es) and maximum number of shares by which the share reserve may increase automatically each year; (iii) the class(es) and number of shares subject to, and purchase price applicable to, outstanding offerings and purchase rights; and (iv) the class(es) and number of shares that are subject to purchase limits under each ongoing offering.

Corporate Transactions. The 2021 ESPP provides that in the event of a corporate transaction (as defined in our 2021 ESPP), any then-outstanding rights to purchase our Common Stock under the 2021 ESPP may be assumed, continued, or substituted for by any surviving or acquiring corporation (or its parent company). If the surviving or acquiring corporation (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then (i) the participants’ accumulated payroll contributions will be used to purchase shares of our

Common Stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately after such purchase, or (ii) our Board, in its discretion, may terminate outstanding offerings and purchase rights and refund the participants’ accumulated contributions.

Transferability. During a participant’s lifetime, purchase rights will be exercisable only by a participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if permitted by us, by a beneficiary designation.

Amendment, Suspension or Termination. Our Board has the authority to amend, suspend or terminate the 2021 ESPP, except in certain circumstances such amendment, suspension or termination may not materially impair any outstanding purchase rights without the holder’s consent. Stockholder approval is required for any amendment to the 2021 ESPP if such approval is required by applicable law or listing requirements

Anti-Hedging Policy

Pursuant to our Insider Trading Policy, our directors and executives are prevented from engaging in hedging or monetization transactions (including but not limited to zero-cost collars, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments), as such transactions allow individuals to continue to own our securities without the full risks and rewards of ownership and as a result, not have the same objectives as other stockholders.

Securities Authorized for Issuance under Equity Compensation Plans

As of April 4, 2022, there were up to 10,131,638 shares of Common Stock authorized for issuance under our 2021 Long-Term Plan and 2,026,328 shares of Common Stock initially authorized for issuance under our 2021 ESPP, each of which our stockholders approved on December 21, 2021 in connection with the Business Combination and became effective immediately upon the Closing.

On February 28, 2022, we filed a registration statement on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under the 2021 Long-Term Plan, the 2021 ESPP and any assumed Legacy AdTheorent options or other awards. The Form S-8 registration statement was effective automatically upon filing. This initial registration statement on Form S-8 covers shares of Common Stock underlying the 2021 Long-Term Plan, the 2021 ESPP and any assumed Legacy AdTheorent options or other awards and the shares can be sold in the public market upon issuance, subject to applicable restrictions.

The following table summarizes information about our equity compensation plans and individual compensation arrangements as of the end of our most recently completed fiscal year, or December 31, 2021:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	—	$—	12,157,876
Equity compensation plans not approved by security holders	7,726,543	$0.60	—

Total	7,726,543	$0.60	12,157,876

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2019 to which we or Legacy AdTheorent have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the section “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Stockholders’ Agreement

In connection with the Closing of the Business Combination, on December 22, 2021 (the “Closing Date”) we entered into that certain Stockholders’ Agreement (the “Stockholders’ Agreement”) with H.I.G. Growth—AdTheorent, LLC, a Delaware limited liability company (“H.I.G.”), MCAP Acquisition, LLC, a Delaware limited liability company (the “Sponsor”), and certain Legacy AdTheorent members (the “Stockholders”) pursuant to which, among other things, the Company agreed to take all necessary action to ensure that (i) the Board will consist of nine members and (ii) the following persons shall be nominated for election to the Board at each annual or special meeting of the stockholders of the Company at which elections to the Board will be held:

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three (3) independent directors, which individuals shall initially be Messrs. Kiarie, Tatta and Uddin (collectively, the “Independent Directors”) and shall thereafter be nominated by the Board (or any duly authorized committee thereof in accordance with the Charter, Bylaws, or other corporate governance documents of the Company); provided, that at least one of the Independent Directors must qualify as an “audit committee financial expert” within the meaning of U.S. Securities and Exchange Commission Regulation S-K;

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four (4) directors nominated by H.I.G., for so long as H.I.G. beneficially owns 20% or more of our Common Stock of the Company three (3) directors nominated by H.I.G., for so long as H.I.G. Beneficially Owns 15% or more (but less than 20%) of the outstanding shares of Common Stock of the Company, two (2) directors nominated by H.I.G., for so long as H.I.G. Beneficially Owns 10% or more (but less than 15%) of the outstanding shares of Common Stock of the Company, and one (1) director nominated by H.I.G., for so long as H.I.G. beneficially owns 5% or more (but less than 10%) of the outstanding shares of Common Stock of the Company;

•	one (1) director nominated by the Sponsor for so long as the Sponsor and its affiliates beneficially own 1% or more of the outstanding shares of Common Stock of the Company; and

•	one (1) director who shall be the individual serving as the Chief Executive Officer of the Company (the “CEO Director”), which individual shall initially be James Lawson.

Amended and Restated Registration Rights Agreement

In connection with the Closing of the Business Combination, on the Closing Date we entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain MCAP stockholders (including the Sponsor) and certain Legacy AdTheorent members (such stockholders, the “Holders”), pursuant to which, among other things, the Holders are entitled to certain registration rights in respect of the registrable securities under the Registration Rights Agreement. The Registration Rights Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Member Support Agreement

In connection with the execution of the Business Combination Agreement, MCAP, Legacy AdTheorent and certain Legacy AdTheorent members, who held a majority of Legacy AdTheorent’s membership interests,

entered into a Member Support Agreement, pursuant to which, among other things, the Legacy AdTheorent members agreed to vote in favor of the Business Combination Agreement, the Business Combination, and the other transactions contemplated by the Business Combination Agreement (“Transactions”) at a meeting of Legacy AdTheorent members called to approve the Business Combination Agreement, the Business Combination, and Transactions (or to act by written consent approving the Business Combination Agreement, the Business Combination, and Transactions).

Indemnity Agreements

In connection with the Closing of the Business Combination, we entered into indemnity agreements (each, an “Indemnity Agreement”) with each of our directors and executive officers. These Indemnity Agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers.

MCAP Related Person Transactions

Founder Shares

In December 2020, MCAP issued an aggregate of 7,187,500 Founder Shares to the Sponsor, which is controlled by Theodore L. Koenig, for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per share. On February 25, 2021, MCAP effected a stock dividend, resulting in an aggregate 7,906,250 Founder Shares. The Founder Shares, after giving effect to the stock dividend, included an aggregate of up to 1,031,250 shares of MCAP common stock subject to forfeiture if the over-allotment option with respect to MCAP’s initial public offering was not exercised by the underwriters in full. In connection with the underwriters’ full exercise of their over-allotment option in March 2021, the 1,031,250 MCAP shares were no longer subject to forfeiture. Such MCAP shares had an aggregate market value of approximately $78.6 million based on the last sale price of $9.94 per share on Nasdaq on December 1, 2021.

In connection with the Business Combination, the Sponsor agreed not to transfer, assign or sell its Founder Shares until the earlier of (i) one year after the date of the consummation of the initial business combination or (ii) the date on which the closing price of our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30- trading day period commencing after the initial business combination, or earlier, in either case, if, subsequent to the initial business combination, the date the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Private Warrants

The Sponsor purchased an aggregate of 5,983,333 Private Warrants, each exercisable for one share of MCAP common stock at $11.50 per share, for a purchase price of $8,975,000, or $1.50 per warrant. Such warrants had an aggregate market value of approximately $6.9 million based on the last sale price of $1.16 per warrant on Nasdaq on December 1, 2021. MCAP’s charter required MCAP to complete an initial business combination prior to March 2, 2023 (unless MCAP submits and its stockholders approve an extension of such date). Per the terms of the Business Combination Agreement, the Sponsor forfeited 551,096 Private Placement Warrants.

In December 2020, MCAP issued an unsecured promissory note to the Sponsor, pursuant to which MCAP could borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of MCAP’s initial public offering. This loan was non-interest bearing, unsecured and due at the earlier of June 30, 2021 or the closing of MCAP’s initial public offering. The loan would be repaid upon the closing of MCAP’s initial public offering out of the offering proceeds not held in the trust account. On March 2, 2021, the $250,000 outstanding under the promissory note was repaid.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, MCAP entered into subscription agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and MCAP agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate of 12,150,000 shares of common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $121.50 million.

The shares issued to the PIPE Investors were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) and/or Regulation D promulgated thereunder.

Additional Related Party Transactions

Other than as described above, no compensation of any kind has been paid by MCAP, Legacy AdTheorent or the Company to the Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals have been or will be reimbursed for any out-of-pocket expenses incurred in connection with activities on MCAP’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The audit committee has reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors or its or their affiliates.

All ongoing and future transactions between the Company and any of its officers and directors or their respective affiliates will be on terms believed by the Company to be no less favorable to it than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to the Company than those that would be available to the Company with respect to such a transaction from unaffiliated third parties.

Monroe Capital LLC

In addition, the Sponsor, its manager, certain of its members, and certain of MCAP’s officers and directors are affiliated with Monroe Capital LLC. Affiliates of Monroe Capital LLC had issued debt to AdTheorent with outstanding principal amount of approximately $24.4 million as of September 30, 2021, which debt was fully repaid by us in December 2021 as a condition to the closing of the Business Combination. Affiliates of Monroe Capital LLC also owned 1,250,000 shares in AdTheorent, representing 2.55% of the fully diluted equity ownership, prior to the closing of the Business Combination.

Legacy AdTheorent Related Person Transactions

Lock-up Agreement

Certain Legacy AdTheorent members that received shares of our Common Stock in the Business Combination have entered into a Lock-Up Agreement with Company, pursuant to which such members have agreed that, from the Closing Date until the 180th day after the Closing Date, they will not (subject to certain exceptions) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock (including the shares of Common Stock issued or issuable upon the exercise of any other in connection with the transactions contemplated by the Business Combination Agreement).

Employment Agreements and Other Transactions with Executive Officers

Prior to the consummation of the Business Combination, Legacy AdTheorent had entered into employment agreements and offer letter agreements with certain of its executive officers and reimburses affiliates for reasonable travel related expenses incurred while conducting business on behalf of Legacy AdTheorent. See the section entitled “Executive Compensation—Narrative Disclosure to Summary Compensation Table.

Related Person Transactions Policy Following the Business Combination

Our Board has adopted a written Policy and Procedures With Respect to Related Person Transactions that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to the Company as an employee, consultant or director will not be considered related person transactions under this policy. A “related person” is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Company’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of the Company’s voting securities, information regarding the proposed related person transaction must be presented to the Company’s audit committee for review.

The Company’s audit committee will approve only those transactions that it determines are in the best interests of the Company and its stockholders.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of April 4, 2022, by:

•	Each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Common Stock;

•	each executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on approximately 85,743,994 shares of Common Stock issued and outstanding as of April 4, 2022.

Unless otherwise indicated in the footnotes to the table below, and subject to applicable community property laws, the Company believes that all persons named in the table below have sole voting and investment power with respect to their beneficially owned shares of Common Stock.

	Number of Shares of Common Stock	%
Name and Address of Beneficial Owner(1)
Directors and Executive Officers
James Lawson(2)	2,667,340	3.1%
Charles Jordan(3)	257,467	*
William Todd(4)	529,033	*
John Black(5)	34,064,174	39.7%
Richard Boghosian(5)	34,064,174	39.7%
Eric Tencer(5)	34,064,174	39.7%
Danielle Qi(5)	34,064,174	39.7%
Zia Uddin(6)	—	—
Ben Tatta	—	—
Vineet Mehra	—	—
Kihara Kiarie	—	—
All directors and executive officers as a group (12 individuals)(7)	3,725,820	4.2%
Five Percent Holders:
MCAP Acquisition, LLC(8)	7,873,250	9.2%
Theodore L. Koenig(9)	11,598,104	13.5%
H.I.G. Growth—AdTheorent, LLC(10)	34,064,174	39.7%
Corbin Capital Partners, L.P.(11)	4,537,500	5.3%
Anthony Iacovone(12)	5,849,234	6.8%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following individuals is 330 Hudson Street, 13th Floor, New York, New York 10013.
(2)	Includes 1,648,301 shares subject to options exercisable within 60 days of April 4, 2022.
(3)	Includes 257,467 shares subject to options exercisable within 60 days of April 4, 2022.
(4)	Includes 529,033 shares subject to options exercisable within 60 days of April 4, 2022.
(5)	H.I.G. Growth—AdTheorent, LLC is the record holder of the shares reported herein. Messrs. Black, Boghosian and Tencer and Ms. Qi, as members of our Board, indirect members of H.I.G. Growth—

AdTheorent, LLC and agents of entities affiliated with H.I.G. Growth—AdTheorent, LLC, may be deemed to share voting and investment power with regard to the shares held directly by H.I.G. Growth— AdTheorent, LLC, but disclaim beneficial ownership in the securities, except to the extent of any pecuniary interest in such securities. H.I.G. Growth—AdTheorent, LLC is located at 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.
(6)

Mr. Uddin holds economic interests in MCAP Acquisition, LLC and pecuniary interests in certain of the securities held by MCAP Acquisition, LLC. Mr. Uddin disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(7)

Excludes 34,064,174 shares held by H.I.G. Growth—AdTheorent LLC, which may be deemed to be beneficially owned by Messrs. Black, Boghosian and Tencer and Ms. Qi (see related discussion in note (5) above).

(8)

Includes 7,873,250 shares held by MCAP Acquisition, LLC. Mr. Koenig may be deemed to beneficially own shares held by MCAP Acquisition, LLC by virtue of his control over Monroe Capital Management Advisors, LLC, the manager of MCAP, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of MCAP Acquisition, LLC is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606.

(9)

Interests include 7,873,250 shares held by MCAP, 500,000 shares acquired by funds (“Monroe Funds”) managed by Monroe Capital, LLC and/or its affiliates (“Monroe”) in their capacities as PIPE Investors, 1,720,413 shares issued to Monroe Funds as consideration in connection with the Business Combination and 1,504,441 shares acquired by Monroe Funds according to Forms 4 filed on December 10, 2021, December 13, 2021, December 14, 2021, December 15, 2021, December 16, 2021, December 20, 2021, December 21, 2021 (two filings), and December 23, 2021. Mr. Koenig may be deemed to beneficially own (i) shares held by the Sponsor by virtue of his control over Monroe Capital Management Advisors, LLC, the manager of the Sponsor, and (ii) shares acquired by Monroe Funds by virtue of his position as Chief Executive Officer of Monroe, but Mr. Koenig disclaims beneficial ownership of such shares held by the Sponsor and the Monroe Funds, except to the extent of any pecuniary interest therein. Mr. Koenig’s address is c/o Monroe Capital, LLC, 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606.

(10)

Includes 34,064,174 shares held by H.I.G. Growth—AdTheorent, LLC. H.I.G.-GPII, Inc. is the sole managing member of H.I.G. Growth—AdTheorent, LLC, and has sole voting and dispositive power with respect to the shares held by H.I.G. Growth—AdTheorent, LLC. Sami Mnaymneh and Anthony Tamer, the directors of H.I.G.-GPII, Inc., have shared voting and dispositive power with respect to the shares held by H.I.G. Growth—AdTheorent, LLC. Messrs. Mnaymneh and Tamer may be deemed to be indirect beneficial owners of the reported securities, but disclaim beneficial ownership in the securities, except to the extent of any pecuniary interest in such securities. The address of H.I.G. Growth—AdTheorent, LLC is 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.

(11)

Based solely upon a Schedule 13G filed on February 14, 2022. Consists of (i) 3,712,500 shares of common stock and (ii) 825,000 shares of common stock issuable upon the exercise of warrants. Corbin Capital Partners, L.P. and Corbin Capital Partners GP, LLC share voting and dispositive control with respect to the shares held by Corbin Capital Partners, L.P. Daniel Friedman may be deemed to be an indirect beneficial owner of the reported securities. The address of both Corbin Capital Partners, L.P. and Corbin Capital Partners GP, LLC is 590 Madison Avenue, 31st Floor, New York, NY 10022.

(12)	Mr. Iacovone’s business address is c/o AJI Capital 315 Main Street 2nd Floor Huntington NY 11743.

Change in Control

For a discussion of the change in control that the Company underwent in December 2021, please see “Board Meetings—Business Combination”. The Company hereby confirms that to its knowledge no shares held by its principal stockholders is pledged or otherwise available to lenders as security.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has retained BDO as our independent registered public accounting firm for the year ending December 31, 2022. A proposal will be presented at the Annual Meeting to ratify this retention. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage BDO. Even if the retention of BDO is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of BDO will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE RETENTION OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

CHANGE IN AUDITORS

On December 22, 2021, our board of directors approved the engagement of BDO as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. BDO served as the independent registered public accounting firm of Legacy AdTheorent prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), MCAP’s independent registered public accounting firm prior to the Business Combination, was informed that it would be dismissed and replaced by BDO as the Company’s independent registered public accounting firm.

The audit report of Marcum on MCAP’s financial statements as of December 31, 2020, and for the period from November 12, 2020 (date of inception) to December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope, or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern.

During the period from November 12, 2020 (inception) through December 31, 2020, and the subsequent period through September 30, 2021, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference in connection with their opinion to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Marcum with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K under the Exchange Act (“Regulation S-K”) and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.

Principal Accountant Fees and Services

BDO billed the Company for services for our fiscal year ended December 31, 2021, as set forth in the table below. The fees listed are aggregate fees for services performed for the year—regardless of when the fee was actually billed.

FY 2021
Audit Fees	$1,762
Audit-related Fees	—
Tax Fees	—
All Other Fees	—

Total	$1,762

Audit Fees—Consists of fees for professional services necessary to perform an audit or review in accordance with the Public Company Accounting Oversight Board, including services rendered for the audit of our annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), quarterly reviews of the Company’s interim financial statements, as well as services related to 2019 and 2020 and Forms S-1 and S-4.

Audit-Related Fees—There were no audit-related fees for 2021.

Tax Fees—There were no tax fees for 2021.

All Other Fees—There were no other fees for 2021.

Pre-Approval Policies and Procedures—The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.

Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2021 with management.

The audit committee has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

The audit committee has also appointed BDO as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022.

Respectfully submitted,

THE AUDIT COMMITTEE

Zia Uddin

Ben Tatta

Kihara Kiarie

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2023 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 15, 2022. Stockholders who intend to present proposals at the annual meeting of stockholders in 2023 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. Under these requirements, proposals must be brought no earlier than January 25, 2023 and no later than February 24, 2023. Stockholder proposals should be addressed to AdTheorent Holding Company, Inc. 330 Hudson Street, 13th Floor New York, New York 10013, Attention: Secretary.

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than Monday, March 27, 2023.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which we filed with the SEC, including AdTheorent’s consolidated financial statements. If the person requesting the report was not a stockholder of record on April 4, 2022, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to AdTheorent Holding Company, Inc. 330 Hudson Street, 13th Floor New York, New York 10013, Attention: Secretary.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY MAIL.

April 12, 2022	By Order of the Board of Directors,

/s/ James Lawson

James Lawson
Chief Executive Officer

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000555663_1 R1.0.0.24 For Withhold For All All All Except The Board of Directors recommends you vote “FOR” the following: 1. Election of Directors Nominees 01) Ben Tatta 02) John Black 03) Danielle Qi AdTheorent Holding Company, Inc. 330 Hudson Street, 13th Floor New York, NY 10013 VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/24/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ADTH2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/24/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote “FOR” proposal 2: For Against Abstain 2. Ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000555663_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com AdTheorent Holding Company, Inc. Annual Meeting of Stockholders May 25, 2022 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) James Lawson, Charles Jordan, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AdTheorent Holding Company, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. (Eastern Daylight Time) on Wednesday, May 25, 2022, via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/ADTH2022, and any adjournment or postponement thereof. Continued and to be signed on reverse side